Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.

ATLAS THERAPEUTICS CORPORATION

18% UNSECURED CONVERTIBLE PROMISSORY NOTE

US $______	November 29, 2011

FOR VALUE RECEIVED, Atlas Therapeutics Corporation, a Nevada corporation (the “Company”), promises to pay to ________________ (the “Holder”) the principal sum of __________________________ DOLLARS ($______) (the “Principal”) in lawful money of the United States of America, with interest payable thereon at the rate of eighteen percent (18%) per annum.  The Principal and all accrued but unpaid interest thereon shall be paid in full to the Holder (the “Maturity Date”) on the earlier of (i) May 29, 2012 and (ii) the consummation by the Company of a debt or equity financing in excess of $500,000 (the “Qualified Financing”) if no Conversion (hereinafter defined) has occurred prior to the Maturity Date.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.           Series.  This Note is one of a series of Notes of the Company in an aggregate principal amount of Four Hundred Thousand ($400,000) (collectively, the “Notes”).

2.           Principal Repayment; Prepayment.  The outstanding Principal of this Note shall be payable on the Maturity Date, unless (i) this Note has been earlier converted as described below, or (ii) the Company  and the holders of a majority of the Principal of the Notes (the “Majority Noteholders”) have agreed otherwise in writing. Subject to Section 4, this Note may not be prepaid (in whole or in part) at any time without the Holder’s written consent.

3.           Interest.  Interest (the “Interest”) shall accrue on the unpaid Principal of this Note from the date hereof until such Principal is repaid in full at the rate of eighteen percent (18%) per annum, payable on the Maturity Date.  All computations of the interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months.   In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law.  All accrued but unpaid Interest shall be paid to the Holder on the Maturity Date, unless this Note has been earlier converted as described below.  Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the Principal of this Note without prepayment premium or penalty.

4.           Conversion. The Holder may, so long as any portion of this Note remains outstanding and unpaid, convert the Principal of this Note then outstanding (including all accrued but unpaid Interest thereon) (a “Conversion”) into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to the lower of: (i) $0.20 or (ii) the conversion rate or offering price, as applicable, for the securities sold in the Qualified Financing (the “Conversion Price”). If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Conversion Price shall be proportionately adjusted in accordance with the terms thereof.

5.           Additional Consideration.  As additional consideration to the Holder, the Company shall, within three (3) business days from the date hereof, prepare and deliver irrevocable instructions addressed to the Company’s transfer agent to issue to the Holder _______ shares of Common Stock.

6.           Events of Default.  In the event that any of the following (each, an “Event of Default”) shall occur:

       (a)           Non-Payment.  The Company shall default in the payment of the Principal or accrued interest on this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

       (b)           Bankruptcy.  The Company or any of its subsidiaries shall: (i) admit in writing its inability to pay its debts as they become due; (ii) consent to the appointment of a trustee or other custodian for the Company, any of its subsidiaries or any of their respective properties; (iii) make a general assignment for the benefit of creditors; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its subsidiaries, and, if such case or proceeding is not commenced by the Company or any of its subsidiaries or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or any of its subsidiaries or shall result in the entry of an order for relief; or

       (c)           Judgments.  Any final, non-appealable judgment, decree or order for the payment of money is entered against the Company or any of its subsidiaries in an amount equal to $250,000 and the same remains unsatisfied or unbonded for more than thirty (30) days; or

       (d)           Transfer of Assets. Any sale, transfer, assignment, conveyance, lease or other disposition (whether in one transaction or in a series of transactions) of a substantial portion of the assets of the Company (equal to or greater than 51% of same) (whether now owned or hereafter acquired), without the prior written consent of the Holder;

then, and so long as such Event of Default is continuing (for a period of thirty (30) calendar days in the case of events under Sections 6(a), 6(c) and 6(d)) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company, all obligations of the Company under this Note shall be immediately due and payable (except with respect to any Event of Default set forth in Section 6(b), in which case all obligations of the Company under this Note shall automatically become immediately due and payable without the necessity of any notice or other demand to the Company) without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity.

7.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder, which shall not be unreasonably withheld.

8.           Governing Law; Consent to Jurisdiction.  This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflicts of laws. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York Supreme Court, County of New York, or in the United Stated District Court for the Southern District of New York.

9.           Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

ATLAS THERAPEUTICS CORPORATION

         By:  ________________________________
                 Name: JB Bernstein
                 Title: Chief Executive Officer